Exhibit 10.26

Amendment Number One to Non-Exclusive Distribution Agreement

This Amendment Number One to the Non-Exclusive Distribution Agreement (“Amendment Number One”) is made as of March 29, 2011, by and between DexCom, Inc., a Delaware corporation, with a principal place of business at 6340 Sequence Drive, San Diego, California 92121 (the “Company”) and RGH Enterprises, Inc., an Ohio corporation with offices at 1810 Summit Commerce Park, Twinsburg, Ohio 44087 (the “Distributor”).

WITNESSETH

WHEREAS, Company and Distributor previously entered into a Non-Exclusive Distribution Agreement, effective April 30, 2008 (the “Agreement”).

WHEREAS, Company and Distributor wish to amend the Agreement as set forth herein in accordance with Section 6.1 and 16.9 of the Agreement.

THEREFORE, Company and Distributor agree as follows:

1.	Schedule 1. Schedule 1 shall be replaced in its entirety as follows:

SCHEDULE 1

The Products and the Prices

Pricing set forth below was effective as of October 1, 2010 and shall be in effect for the period through March 31, 2012, notwithstanding Section 6.1 of this Agreement.

SEVEN PLUS

Product SKU	Product Description	Transfer Price
[******]	SEVEN PLUS Starter Kit*	[******]
[******]	SEVEN Sensors (package of four (4))*	[******]
[******]	SEVEN PLUS Replacement Receiver*	[******]
[******]	SEVEN PLUS Replacement Transmitter*	[******]

*	The Products will be supplied FOB Shipping Point freight prepaid by Distributor and sales taxes to be paid by Distributor.

[******]

2.	Section 4. A new section 4.1.29 shall be added as follows:

4.1.29. not to stock more than [******] of Sensor inventory; provided however that Company acknowledges that, from time to time, Distributor may stock an amount of Sensor inventory equal to more than [******] based on demand fluctuations. Distributor also agrees not to sell any Sensors where the shelf-life on the Sensors is less than the time of reasonable consumption by the Customer, and in no instance to ship Sensors with a shelf-life of less than [******].

3.	Section 4. A new section 4.1.30 shall be added as follows:

4.1.30. in material respects, to ship Sensors to Customer within 3 business days of receiving prior authorization approval from the Customer’s insurance company, or in the alternative, upon notice of a denial of a prior authorization request, to inform the Company within 24 hours of such denial.

4.	Section 4. A new section 4.1.31 shall be added as follows:

4.1.31. to provide, within seven days of the end of each calendar month, a report detailing Distributor’s month-end inventory balance of Sensors (which report Company shall retain the right to audit on a periodic basis with advance notice to Distributor).

5.	Section 4. A new section 4.1.32 shall be added as follows:

4.1.32. To ensure that Company can provide adequate adverse event reporting or to ensure that Company can complete any required remedial action or product recall within timeframes required by law, Distributor agrees to provide device tracking reports in accordance with the applicable provisions of the Health Insurance Portability and Accountability Act Privacy and Security Standards (HIPAA). In furtherance of this purpose, Distributor agrees to provide, as soon as reasonably possible, but in no less than two business days from request by Company, all relevant patient information necessary to provide adequate service to a patient who presents issues requiring regulatory filings or response, or technical support.

6.	Section 4. A new section 4.1.33 shall be added as follows:

4.1.33 to provide, within seven days of the end of each calendar month, a report containing the detail required under Schedule 4 hereof.

7.	Section 4. A new section 4.1.34 shall be added as follows:

4.1.34. to comply with the requirements of the Quality Agreement set forth in Schedule 5 hereof.

8.	Section 4. A new section 4.1.35 shall be added as follows:

4.1.35. For so long as the pricing set forth in Schedule 1 hereof does not increase with respect to the SEVEN PLUS Starter Kits and Sensors, Distributor agrees not to knowingly initiate any attempts or offers to switch any existing Distributor customer who use the Products to products of any other manufacturer without written consent from the Company. Absent medical or clinical necessity to do so, any such attempt or offer to switch existing Distributor customers who use the Products to any other manufacturer’s products may render this Agreement immediately terminable by Company after discussions between the Company and Distributor to ascertain the root cause of such attempts.

9.	Section 4. A new section 4.1.36 shall be added as follows:

4.1.36. to provide the Company with forecasts by Product in accordance with requirements set forth in Schedule 6.

10.	Section 5. A new section 5.1.4 shall be added as follows:

5.1.4. to stock Sensors with Distributor based on purchase orders submitted by Distributor and to ship Sensors to Distributor consistent with Schedule 6.

11.	Section 11. Sections 11.1 and 11.2 shall be amended and replaced in its entirety by the following:

Section 11.1. The term of this Agreement, as amended, shall extend for a period of twenty-four months from the date of this Amendment Number One, and shall automatically renew for successive one (1) year renewal periods (the “Term”), provided that either Party may elect not to renew the Agreement by providing not less than ninety (90) days prior written notice to that effect to the other Party. The Parties may at any time agree in writing to extend the Term or to renew this Agreement.

Section 11.2. Either party may terminate this Agreement immediately, by providing written notice to the other party in the event of any of the following events:

Section 11.2.1. the other party is in breach of this Agreement and has not remedied such breach within thirty (30) days of receiving written notice from the non-breaching party to do so, or within fifteen (15) days with respect to Section 4.1.33 of this Agreement regarding the provision of sales and warranty replacement reports;

Section 11.2.2. the effective control of the Distributor shall change, to the extent that such Distributor change of control would negatively impact its credit or would negatively impact its ability to service and market the Products; or

Section 11.2.3. the other party shall become insolvent or have a receiver appointed of its business or go into liquidation (except for the purposes of amalgamation or reorganization).

In addition, either party may terminate the Agreement in the event that, after good faith negotiations, the parties are unable to reform this Agreement as necessary to comply with applicable law, regulations, or governmental guidance (the “Law”). Before termination, the parties shall, in good faith, immediately renegotiate or reform this Agreement as necessary to comply with the Law and to preserve the intent of this Agreement consistent with the requirements of the Law.

12.	Sections 16.1 shall be amended and replaced in its entirety by the following:

Section 16.1. Notice. Any notice or other communication required or permitted to be given under this Agreement shall be properly served only if it is in writing addressed as set out below. Notice may be sent by any of the following methods: (i) personal delivery; (ii) nationally recognized overnight courier service; (iii) U.S. Postal Service certified or registered mail, return receipt requested, postage prepaid. Service shall be deemed to have been duly given on the date of delivery. Either party may change the names, addresses and facsimile numbers for receipt of notice by complying with this Section 16.1.

If to the Company:	DexCom, Inc.
6340 Sequence Drive
San Diego, CA 92121
Attn: President

With a copy to	DexCom, Inc.
6340 Sequence Drive
San Diego, CA 92121
Attn: Legal Department
(858) 200-0200

If to the Distributor:	RGH Enterprise, Inc
1810 Summit Commerce Park
Twinsburg, Ohio 44087
Attn: President

with a copy to:	Walter & Haverfield
The Tower at Erieview
1301 E. Ninth St, Ste 3500
Cleveland, Ohio 44114
Attn: Robert Crump

13.	Schedule 3. Schedule 3 shall be amended and replaced in its entirety as follows:

SCHEDULE 3

Care Coordination Report Format

For first-time orders [******], Distributor shall provide the following information to Company for the purpose of coordinating set up, consulting with the prescribing physician as needed to recommend any changes, and providing patient and/or caregiver training on the safe and effective use of the Seven Plus continuous glucose monitoring system:

Distributor shall waive any and all fees in connection with providing the information required by this report to Company.

New Patient and Starter Kit [******]

Required Reporting Frequency: Daily

Required Reporting Method or Venue: Web-portal

File Type: csv

De-limiting character: “,” comma with values enclosed by Quotation Marks

Subject to compliance with the applicable provisions of HIPAA, the Care Coordination Reports should adhere to the following format & should not-deviate in order from one report to the next:

Status

Patient

Referral

MFG Acct #

Date Rec.

Contact Date

Touch Date

Comments

F/U Date

Ship Date

Cancel Date

Ins Name

Phys Name

Phys City

Phys State

Phys Zip

Phys Phone

Patient Address

Patient City

Patient State

Patient Zip

Patient Phone

Patient DOB

Serial No.

Part No.

Quantity

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14.	Schedule 4. A new Schedule 4 shall be added as follows:

Distributor Healthcare Operations Improvement Report

The parties shall share information for the purpose of conducting patient safety, quality assessment and improvement activities and evaluating the necessity of physician and health plan feedback. To the extent any of the information Distributor reports to Company is protected health information under HIPAA (“PHI”), Company will not use or further disclose the PHI, including re-identifying any individuals or contacting any individuals who are the subject of the PHI, other than as permitted or required by law and this Agreement.

Distributor shall provide to Company a report within seven business days after the end of each calendar month that details the following:

1.	Limited Data Set that includes the following fields:

a.	ID

b.	Physician Name

c.	Physician Zip

d.	NPI

e.	Insurance

f.	Item

g.	Item Quantity

h.	Unit of Measure

i.	Insurance Name

j.	Date of Service

Distributor shall provide to Company a report within fifteen days after the end of each calendar quarter that details the following:

1.	The twelve month rolling attrition rate with respect to Distributor’s patients who have used the Products.

2.	The twelve month rolling Sensor utilization rate with respect to Distributor’s patients who have used the Products.

15.	Schedule 5. A new Schedule 5 shall be added as follows:

Quality Agreement

1.0	SCOPE

1.1	This Quality Agreement (the “Quality Agreement”) is incorporated within the Distribution Agreement that was effective April 30, 2008, as amended, between Distributor and Company pertaining to the distribution and sale of Products (the “Agreement”). Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Agreement. To the extent the terms of the Quality Agreement and the Agreement conflict, the terms set forth in the Quality Agreement shall superseded the Agreement.

1.2	This Quality Agreement shall be effective on the Effective Date and shall remain in effect until the Agreement expires, is terminated or the Quality Agreement is modified.

2.0	PROCESS CONTROLS

2.1	Distributor shall be responsible for supplier appropriate process control activities relative to the Products, including but not limited to, assurance of receipt, identification, traceability, storage, handling, inventory control and facility contamination control.

2.2	Company shall provide evidence that packaging containers maintain the integrity, quality, function, and sterility of the product for the entire shelf life, and not produce toxic residues during storage. Packaging must prevent or indicate the occurrence of tampering.

3.0	TRAINING AND DOCUMENT CHANGE CONTROL

3.1	Distributor must train its employees to perform their job function and to this Quality Agreement as required.

4.0	QUALIFICATION

4.1	Distributor shall be responsible for managing qualified processes and systems as required of suppliers (e.g. computer system) by law.

5.0	DISTRIBUTION AND HANDLING

5.1	Products shipped by the Distributor must be shipped using standard procedures for the handling, storage, packaging, preservation, and delivery of the Products.

5.2	Distributor shall deliver Products to its customers using standard procedures for handling, storage, packing, preservation, and delivery of the Products.

6.0	LOT TRACEABILITY

6.1	Distributor shall establish and maintain appropriate procedures for identifying the Products by suitable means from receipt and during all stages of delivery.

Product	Description	Lot traceability Tracking Requirement
[******]	SEVEN PLUS System Kit	Lot Number identified on the box
[******]	SEVEN Sensors (package of four (4))	Lot Number identified on the box
[******]	SEVEN PLUS Replacement Receiver	Lot Number identified on the box
[******]	SEVEN PLUS Replacement Transmitter	Lot Number identified on the box

7.0	PACKAGING AND LABELING

7.1	Company shall provide packaging and labeling specifications that call out clear labeling requirements.

7.2	Company shall ensure that the labels, inserts and accompanying documentation satisfy the requirements of the applicable regulations.

8.0	COMPLAINT HANDLING AND REPORTING

8.1	Distributor shall be responsible for the establishment and maintenance of a system for handling complaints pertaining to the process of distributing Products under the Agreement pursuant to current Distributor policy. This system shall include receipt, review, corrective/preventative action and maintenance of files. Distributor will not knowingly perform any Device Complaint handling, as defined below.

8.2	Company shall be responsible for the establishment and maintenance of a system for handling Device Complaints pertaining to Products distributed under the Agreement. A “Device Complaint” includes complaints that pertain to Product functionality, trouble shooting, or adverse events. This system shall include receipt, review, investigation, corrective/preventative action and maintenance of files.

8.3	Company shall notify Distributor in writing of legal and regulatory matters relating to the Products, including:

8.3.1	Any regulatory actions by governmental authorities (e.g., inspection citations, warning letters, or other non-conformance notices).

8.3.2	Regulatory enforcement actions such as injunctions or seizures.

8.3.3	FDA registration activity (e.g., non-conformance notices, hold points).

8.3.4	Complaints received from Customers within the Territory that have not been processed through the Company’s complaint handling system.

8.3.5	Adverse incidents relating to Customers within the Territory (e.g., MDR’s.).

8.4	Distributor shall notify Company in writing of the following:

8.4.1	Any serious regulatory action relating to the Products that Distributor may become aware of.

8.4.2	Escalated Complaints regarding Products or Instruments. Distributor shall code, trend and report monthly Escalated Complaint data pertaining to Products, at Distributor’s request.

8.4.3	Distributor shall forward all complaints pertaining to Products and Instruments to Company no later than 10 working days following Distributor’s initial receipt of the complaint.

9.0	FIELD ACTIONS

9.1	The Company will be responsible for the initiation and cost of any recalls or other field actions related to the Products.

9.2	Both parties will comply with recalls or general corrective actions, provided such recalls or general corrective actions do not, in the opinion of Company violate or cause Company to violate the laws of any jurisdiction affected by the recalls or corrective action.

9.3	If Distributor and Company do not agree on a course of action, Company may initiate field actions related to the Products, but may not use field action to cause Distributor to lose Customers or violate the law.

10.0	AUDITS

10.1	Company shall have the right to conduct audits of Distributor’s facilities and operations during normal business hours at its own expense and upon reasonable notice to Distributor in order to assess compliance with all applicable regulations, procedures and this Quality Agreement. Any such audits will be conducted by a national “big four” independent accounting firm (or other independent accounting firm whose audit department is a separate stand alone function of its business and which possesses liability insurance with coverage of at least $[******]), subject to such firm’s execution of a confidentiality agreement in form reasonably acceptable to Distributor. Company shall be permitted to conduct one audit per calendar year.

11.0	RECORD RETENTION

11.1	Both parties shall retain all medical records as required by law.

12.0	REGULATORY AND REGISTRATION ADMINISTRATION

12.1	Company, at its expense, is responsible for registration responsibilities, and for agreed upon registration costs of Products in the Territory. Company shall provide sufficient data and information to support such registrations.

13.0	ADDITIONAL DISTRIBUTOR REQUIREMENTS

Records should be accurate, indelible and legible. Entries must be dated and the person performing a documented task must be identified. Records must provide a complete history of the work performed.

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16.	Schedule 6. A new Schedule 6 shall be added as follows:

Schedule 6

Forecast, Ordering and Acceptance Requirements

I. Forecast. Distributor shall deliver to Company its non-binding forecast (the “Forecast”) of the expected requirements for Products in the Territory for the [******] period following the Effective Date. Thereafter, Distributor shall update such Forecast on a monthly basis and provide it to Company at least five business days prior to the first of each month.

II. Orders, Shipping. Orders will be initiated by a written order, electronic equivalent or facsimile issued to DexCom (the “Order”). Each Order shall include information as set forth in Schedule 2, and shall identify the Distributor depot to which the Products shall be shipped. Products shall be shipped on [******], and shall be subject to a minimum of [******] lead time afforded to the Company, although the Company endeavors to ship Products within [******] after its receipt of an Order. In addition, Distributor may request that Company ship Products directly to end user customers, with costs of such shipments to be borne by Distributor. An Order shall be deemed to have been placed as of the date of receipt of the Order by Company. If Distributor requests Company to supply quantities in excess of quantity set forth in the Forecast, Company shall endeavor reasonably within the constraints of its production schedules and other commitments to meet all or part of such requests, but Company shall have no obligation to supply such quantities within the timeframes set forth herein. Where necessary, Company will advise Distributor of delivery dates and quantities for the portion of Order(s) in excess. All freight, insurance and other shipping expenses, as well as any special packing expenses, will be paid by Distributor.

III. Acceptance. Within ten (10) days following a receipt of a shipment, Distributor shall perform a visual inspection (in accordance with Distributor’s standard procedures) of the Products received and shall inform Company in writing of any non-conformity of the supplied Products to the Order or other defect in the Products. In the absence of written notice to Company of a specified non-conformity within ten (10) business days of the end of such ten-day period, the Products shall be deemed to be accepted by Distributor.

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18.	All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, authorized representatives of the parties have executed this Amendment Number One as of date first set out above.

Signed by:	/s/ Jess Roper
Jess Roper
Title:	V.P. and Chief Financial Officer

for and on behalf of

DexCom, Inc.

Signed by:	/s/ Chris Lindroth
Name: Title:	Chris Lindroth Executive Vice President

for and on behalf of

RGH Enterprises, Inc.